Exhibit 99.1

LINXIS Group SAS

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

INDEX

Page
Report of Independent Auditors	2
Statement of Assets Acquired and Liabilities Assumed as of October 6, 2022	3
Notes to Statement of Assets Acquired and Liabilities Assumed	4

REPORT OF INDEPENDENT AUDITORS

To the Shareholders and the Board of Directors of Hillenbrand, Inc.

Opinion

We have audited the accompanying statement of assets acquired and liabilities assumed of LINXIS Group SAS (“Linxis”) as of October 6, 2022, and the related notes (the “financial statement”).

In our opinion, the accompanying financial statement presents fairly, in all material respects, the assets acquired and liabilities assumed of Linxis as of October 6, 2022, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As described in Note 1 to the accompanying financial statement, the financial statement was prepared in connection with Hillenbrand, Inc.’s (the “Company”) acquisition of Linxis and was prepared in accordance with a Securities and Exchange Commission (the “SEC”) waiver received by the Company, for the purpose of the Company complying with Rule 3-05 of the SEC’s Regulation S-X. As further described in Note 1 to the accompanying financial statement, the financial statement was prepared based on preliminary fair values as of the date of acquisition (October 6, 2022). The financial statement is not intended to be a complete presentation of the financial position, results of operations, or cash flows of Linxis. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free of material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole is free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, for the purpose of expressing an opinion on the effectiveness of Linxis’ internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Linxis’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Ernst & Young LLP

Cincinnati, Ohio
December 22, 2022

LINXIS Group SAS

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

(in millions)

October 6, 2022
ASSETS ACQUIRED
Current Assets
Cash and cash equivalents	$22.9
Trade receivables	31.5
Receivables from long-term manufacturing contracts	12.1
Inventories	80.1
Prepaid expenses and other current assets	11.7
Total Current Assets	158.3
Property, plant, and equipment	36.7
Operating lease right-of-use assets	15.0
Intangible assets	243.8
Goodwill	332.0
Other long-term assets	1.0
Total Assets Acquired	$786.8

LIABILITIES ASSUMED
Current Liabilities
Trade accounts payable	$18.9
Liabilities from long-term manufacturing contracts and advances	52.0
Accrued compensation	10.3
Other current liabilities	19.6
Total Current Liabilities	100.8
Accrued pension and postretirement healthcare	3.9
Operating lease liabilities	9.4
Deferred income taxes	77.0
Other long-term liabilities	0.3
Total Liabilities Assumed	191.4

Commitments and contingencies (Note 6)

Net Assets Acquired	$595.4

See accompanying notes to the Statement of Assets Acquired and Liabilities Assumed

LINXIS Group SAS

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

(in millions)

1.	Description of Business and Basis of Presentation

On October 6, 2022, Hillenbrand, Inc. (the “Company” or “Hillenbrand”) completed the acquisition of LINXIS Group SAS (“Linxis”) from IBERIS INTERNATIONAL S.À R.L, an affiliate of IK Partners, and additional sellers (collectively, the “Sellers”). As a result of the acquisition, the Company acquired from the Sellers all of the issued and outstanding securities of Linxis, and Linxis became a wholly owned subsidiary of the Company for total aggregate consideration of $590.8 (€596.2), in cash, reflecting an approximate enterprise value of $566.8 (€572.0) plus cash acquired at closing, subject to post-closing adjustments.

Linxis has six market-leading brands – Bakon, Diosna, Shaffer, Shick Esteve, Unifiller, and VMI – that serve customers in over 100 countries. With a global manufacturing, sales and service footprint, Linxis specializes in design, manufacturing, and service of dosing, kneading, mixing, granulating, drying and coating technologies.

Basis of Presentation —The Statement of Assets Acquired and Liabilities Assumed (the “Statement”) is not a complete set of financial statements, but rather it presents the assets acquired and liabilities assumed in the acquisition of Linxis at fair value as of October 6, 2022, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations” (“ASC 805”). Hillenbrand utilized the services of an independent valuation consultant, along with estimates and assumptions provided by management, to estimate the fair value of the assets acquired and liabilities assumed. Hillenbrand’s preliminary allocation of the purchase price was based on an evaluation of the appropriate fair values and represents management’s best estimate based on available data at the date the Statement was issued (December 22, 2022). The purchase price allocation of the assets acquired and liabilities assumed is preliminary until the contractual post-closing adjustments are finalized, the final independent valuation consultant report is issued, and the measurement period allowed for under ASC 805 has closed. The final determination of the fair value of assets acquired and liabilities assumed will be completed within the one-year measurement period as allowed by ASC 805. Changes during the measurement period could be material.

As a result of acquiring Linxis, and based on the criteria in Rule 3-05 of the Securities and Exchange Commission’s (the “SEC”) Regulation S-X, the Company would ordinarily be required to file certain historical audited financial statements for Linxis and corresponding pro forma financial information pursuant to Article 11 of Regulation S-X. However, because the Company believed that Linxis’ full financial statements would not be material to the Company’s shareholders and would be of limited value to investors, the Company requested relief from the SEC from the requirements under Rule 3-05 and Article 11 of Regulation S-X to file audited financial statements and pro forma financial information in connection with the acquisition of Linxis. In response to the waiver request, the SEC advised the Company that it could file an audited statement of assets acquired and liabilities assumed as of the acquistion date of October 6, 2022 and a related pro forma balance sheet in lieu of the full financial statements of Linxis and any pro forma financial statements.

2.	Summary of Significant Accounting Policies

Use of estimates — The Company prepared the Statement in conformity with accounting principles generally accepted in the United States of America (“GAAP”). GAAP requires the Company to make certain estimates and assumptions that affect the amounts reported herein. The Company bases its estimates and assumptions on Linxis’ historical experience and on various other factors that are believed to be reasonable under the circumstances, including those of a market participant. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be affected by changes in those estimates and underlying assumptions.

Foreign currency translation — The assets acquired and liabilities assumed of Linxis’ foreign subsidiaries are translated into U.S. dollars using the exchange rate as of the date of the acquisition.

Fair value measurements — Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The authoritative guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are from sources independent of Linxis. Unobservable inputs reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability developed based upon the best information available in the circumstances. The categorization of assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The hierarchy is broken down into three levels:

Level 1: Inputs are quoted prices in active markets for identical assets or liabilities.

Level 2: Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs (other than quoted prices) that are observable for the asset or liability, either directly or indirectly.

Level 3: Inputs are unobservable for the asset or liability.

The Company uses estimates and assumptions to assign fair value to the tangible and identifiable intangible assets acquired and liabilities assumed based on information that existed as of the acquisition date. The Company believes that the information available provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed. The preliminary measurements of fair value set forth herein are subject to change and such changes could be material.

The fair value of cash and cash equivalents, trade receivables, receivables from long-term manufacturing contracts, prepaid expenses and other current assets, accounts payable, liabilities from long-term manufacturing contracts and advances, accrued compensation, other current liabilities, accrued pension and postretirement healthcare, and other long-term liabilities approximated their carrying value at the date of acquisition due to their short maturities and/or because their terms are similar to market terms.

Inventories, property, plant, and equipment, and intangible assets were fair valued using a combination of Level 2 and Level 3 inputs as described in each respective policy below. The value of operating lease right-of-use asset and operating lease liabilities were determined in accordance with ASC Topic 842, “Leases”, as shown in Note 4. The value of deferred income taxes were determined in accordance with ASC Topic 740, “Income Taxes”, as shown in Note 5.

Concentrations of Credit Risk — Financial instruments held by Linxis that are potentially subject to concentrations of credit risk are primarily cash and cash equivalents and trade receivables. The Company determined that there were no acquired financial assets that, as of the date of acquisition, have experienced a more-than-insignificant deterioration in credit quality since origination.

Cash and cash equivalents include short-term investments with original maturities of three months or less. The carrying amounts reported in the Statement for cash and cash equivalents are valued at cost, which represents their fair value, given their short-term nature.

Trade receivables are recorded at fair value on the date of purchase.

Receivables from long-term manufacturing contracts represent unbilled amounts (contract assets) that arise when the timing of billing differs from the timing of net revenue recognized, such as when contract provisions require specific milestones to be met before a customer can be billed. Unbilled amounts primarily relate to performance obligations satisfied over time when the cost-to-cost method is used and the net revenue recognized exceeds the amount billed to the customer as there is not yet a right to payment in accordance with contractual terms. Unbilled amounts are recorded as a contract asset when the net revenue associated with the contract is recognized prior to billing and derecognized when billed in accordance with the terms of the contract.

Inventories are recorded at fair value based on the comparative sales method, which establishes a new cost basis, at the date of acquisition. Fair value of inventories are comprised of the following amounts:

October 6, 2022
Raw materials and components	$27.2
Work in process	24.4
Finished goods	28.5
Total inventories	$80.1

Property, plant, and equipment are recorded at fair value, which establishes a new cost basis, at the date of acquisition. Fair values for the acquired property, plant, and equipment are based on current market values and reproduction or replacement costs of similar assets. The property, plant, and equipment acquired primarily consists of land and land improvements, buildings and building equipment, and machinery and equipment. Depreciation will be computed using the straight-line method based on estimated useful lives of three to 40 years for buildings and land improvements and three to 10 years for machinery and equipment.

October 6, 2022
Land and land improvements	$7.9
Buildings and building equipment	15.1
Machinery and equipment	13.7
Total	$36.7

Intangible assets consist of Linxis’ trade name portfolio and customer relationships and will be amortized on a straight-line basis over the respective estimated periods for which the intangible assets will provide economic benefit to the Company. Trade names were valued using the relief-from-royalty method of the income approach. Customer relationships were valued using the multi-period excess earnings method of the income approach. Significant assumptions used in the valuations including Linxis cash flow projections which were based on estimates used to price the Linxis acquisition, and the discount rates applied were benchmarked with reference to the implied rate of return to the Company’s pricing model and the weighted-average cost of capital (12.0%).

Goodwill represents the excess of the purchase price consideration inclusive of the fair value of the noncontrolling interest over the fair value of the underlying assets acquired and liabilities assumed and largely results from expected future synergies from combining operations as well as an assembled workforce, which does not qualify for separate recognition. The preliminary purchase price allocation resulted in the recognition of $332.0 of goodwill. Refer to the below summary of the purchase price allocation detailing the calculation of goodwill recognized as a result of the Linxis acquisition:

SUMMARY OF PURCHASE PRICE ALLOCATION

Purchase Price Consideration	$590.8
Less: Identifiable Net Assets Acquired	(263.4)
Plus: Fair value of Linxis Noncontrolling interest (1)	4.6
Goodwill Recognized	$332.0

(1)	While the Company acquired all issued and outstanding securities of Linxis in the acquisition, a minority interest in a single subsidiary of Linxis was held by a third party as of the acquisition date.

Goodwill recognized is not expected to be deductible for income tax purposes.

Accounts payable are recorded at fair value on the date of purchase.

Liabilities from long-term manufacturing contracts and advances represent advance payments and billings to customers in excess of net revenue recognized. Advance payments and billings in excess of net revenue recognized represent contract liabilities and are recorded when customers remit contractual cash payments in advance of Linxis satisfying performance obligations under contractual arrangements, including those with performance obligations satisfied over time. Contract liabilities are derecognized when net revenue is recognized and the performance obligation is satisfied.

Recently adopted accounting standards  — In October 2021, the FASB issued Accounting Standards Update (“ASU”) 2021-08, “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers”. The standard requires an acquirer in a business combination to recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with ASC Topic 606, “Revenue from Contracts with Customers”, as if it had originated the contracts. The amendments in ASU 2021-08 are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years and should be applied prospectively to business combinations occurring on or after the effective date of the amendments. Early adoption of the amendments is permitted, including adoption in an interim period. Linxis adopted the guidance upon being acquired by Hillenbrand and was utilized in the preparation of the Statement.

No other new accounting pronouncements recently adopted or issued had or are expected to have a material impact on the Statement.

3.	Intangible Assets

A summary of the intangible assets acquired are as follows:

	Weighted Average Useful Life (in years)	October 6, 2022
Customer relationships	13	$211.1
Trade names	10	32.7
Total intangible assets		$243.8

Future amortization expense associated with intangible assets is expected to be:

Fiscal Year Ending September 30:
2023 (remaining)	$19.2
2024	19.5
2025	19.5
2026	19.5
2027	19.5
Thereafter	146.6
Total	$243.8

Actual amortization expense in future periods may differ from the amounts above as a result of changes in fair value and useful life estimates, impairments, and/or other relevant factors.

4.	Leases

In February 2016, the FASB issued ASU 2016-02, “Leases”. Under this guidance, Linxis is required to recognize a lease liability and a right-of-use asset for leases. Linxis adopted the guidance upon being acquired by Hillenbrand.

Linxis’ lease portfolio is composed of operating leases primarily for manufacturing facilities, offices, vehicles, and certain equipment. Operating lease right-of-use assets and liabilities are recognized at the acquisition date based on the present value of lease payments over the lease term. As the implicit rate is generally not readily determinable for most leases, the Company uses an incremental borrowing rate based on the information available at the acquisition date in determining the present value of lease payments. The incremental borrowing rate reflects the estimated rate of interest that the Company would pay to borrow on a collateralized basis over a similar term in a similar economic environment.

Leases may include renewal options, and the renewal option is included in the lease term if the Company concludes that it is reasonably certain that the option will be exercised. The Company also has variable lease payments that do not depend on a rate or index, primarily for items such as common area maintenance and real estate taxes, which are recorded as variable costs when incurred.

The following table presents supplemental Statement information related to the acquired operating leases:

October 6, 2022
Operating lease right-of-use assets	$15.0

Other current liabilities	2.1
Operating lease liabilities	9.4
Total operating lease liabilities	$11.5

The maturities of the acquired operating lease liabilities were as follows:

Fiscal Year Ending September 30:
2023 (remaining)	$2.5
2024	2.5
2025	2.1
2026	1.9
2027	1.3
Thereafter	3.0
Total lease payments	13.3
Less: imputed interest	1.8
Total present value of lease payments	$11.5

5.	Income Taxes

The Statement includes the effects of certain deferred tax assets and liabilities, primarily related to timing differences between book and tax. Hillenbrand is completing a study to determine the extent and timing that any net operating losses can be used on its consolidated tax returns.

The tax effects of temporary differences that give rise to deferred tax assets (liabilities) as of October 6, 2022, are as follows:

Deferred tax assets:
Net operating losses	$4.5
Capitalized acquisition costs	1.4
Capitalized research and development costs	1.2
Employee benefit accruals	1.1
Operating lease liabilities	2.9
Other deferred tax assets	2.8
Total deferred tax assets before valuation allowance	13.9
Less: Valuation allowance	(4.5)
Total deferred tax assets	9.4
Deferred tax liabilities:
Inventories	(2.0)
Property, plant, and equipment	(7.0)
Intangible assets	(70.8)
Long-term contracts and customer prepayments	(2.7)
Operating right of use assets	(3.7)
Other deferred tax liabilities	(0.1)
Total deferred tax liabilities	(86.3)
Deferred tax liabilities, net	$(76.9)

Amounts recorded in the Statement:
Deferred tax assets, non-current	$0.1
Deferred tax liabilities, non-current	(77.0)
Total	$(76.9)

6.	Commitments and Contingencies

Litigation

Like most companies, Linxis is involved from time to time in claims, lawsuits, and government proceedings relating to its operations, including environmental, antitrust, patent infringement, business practices, commercial transactions, product and general liability, cybersecurity and privacy matters, workers’ compensation, auto liability, employment-related, and other matters. The ultimate outcome of any claims, lawsuits, and proceedings cannot be predicted with certainty. An estimated loss from these contingencies is recognized when the Company believes it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated; however, it is difficult to measure the actual loss that might be incurred related to these matters. If a loss is not considered probable and/or cannot be reasonably estimated, the Company is required to make a disclosure if there is at least a reasonable possibility that a significant loss may have been incurred. Legal fees associated with claims and lawsuits are generally expensed as incurred. As of October 6, 2022, Linxis had no material accruals for pending litigation or claims for which accrual amounts are not disclosed, nor are material losses deemed probable for such matters.